Exhibit 99.1


           Healthaxis Announces First Quarter 2005 Financial
               Results and Closing of Equity Financing;
       Operating Loss Improves by 44% from Prior Year Quarter;
    Equity Financing Closes with Initial $5 Million Cash Infusion


    IRVING, Texas--(BUSINESS WIRE)--May 16, 2005--Healthaxis Inc. (NASDAQ:HAXS), an innovative provider of technology-enhanced, integrated business process solutions and services, including claims and benefit administration applications, web-enabled software solutions and outsourced claims related services for health benefit administrators and health insurance claims processors, reported financial results today for the three months ended March 31, 2005. The company also reported that its common shareholders decisively approved the sizeable equity infusion by Tak Investments, for which the definitive agreement was announced on February 23, 2005, and that the transaction has now closed.

    First Quarter Financial Highlights*

    -- Revenues for the first quarter of 2005 were $4,126,000, up slightly compared to the fourth quarter of 2004 and down 3% from the first quarter of 2004. The decline was primarily due to a decline in transaction services revenues partially offset by an increase in recurring PEPM license fees. Billable covered lives grew approximately 1% over the previous quarter and 3% over the first quarter of 2004.

    -- GAAP operating expenses of $5,037,000 for the first quarter of 2005 were relatively flat compared to the fourth quarter of 2004, and down 14 % from $5,890,000 in the first quarter of 2004. The reduction from the first quarter of 2004 was due principally to lower personnel costs and reduced expenses for consulting, accounting and legal services.

    -- The operating loss of $911,000 for the first quarter of 2005 compares to an operating loss of $991,000 in the fourth quarter of 2004, and a loss of $1,641,000 in the first quarter of 2004. This 44 % reduction in operating losses from the first quarter of 2004 is due to the operating expense reductions described above. During the first quarter of 2005, the Company effectively lowered its breakeven point by 17% when compared to its average monthly breakeven point in 2004.

    -- The EBITDA loss (defined as revenue less cash operating expenses) for the first quarter of 2005 of $446,000 compares to an EBITDA loss of $335,000 in the fourth quarter of 2004, and was down 52 % from the $931,000 EBITDA loss in the first quarter of 2004. The attached financial table provides a reconciliation of EBITDA to the GAAP operating loss.

    -- The net loss attributable to common shareholders for the first quarter of 2005 was $958,000, or ($0.26) per share, down 11 % from $1,075,000, or ($0.34) per share in the fourth quarter of 2004, and down 43 % from the first quarter of 2004, which was $1,678,000, or ($0.65) per share. The number of weighted average common shares outstanding at March 31, 2005 was 3,697,649, significantly higher than the 3,118,834 weighted average shares in the fourth quarter of 2004 and 2,767,830 weighted average shares in the first quarter of 2004, as some of the preferred shareholders began to convert their holdings into common stock per the Preferred Stock Modification Agreement of June 30, 2004.

    -- Cash at March 31, 2005 totaled $2,569,000, compared to $3,930,000 at December 31, 2004. The uses of cash during the first quarter were $1,035,000 for operations (which included $542,000 changes in working capital) and $168,000 for investing activities in the development of software, job-start-up and the acquisition of property and equipment. An additional $158,000 was spent in financing activities for principal payments on the note payable to UICI resulting from the company's purchase of all Healthaxis securities held by UICI on September 30, 2003.

    Equity Financing Closed

    Shareholders voting on the company's proposed equity financing to be provided by Tak Investments overwhelmingly approved the transaction. As contained in detail in the company's March 30, 2005 Proxy Statement, the approved transaction is structured as follows:

    -- A $5 million initial investment into the company at $2.25 per share, which has been made; a put/call warrant for 24 months after registration of the underlying securities for $5 million at the same $2.25 per share, with unanimous approval of the company's board - if the company needs the funds for an acquisition, the put/call warrant can increase to $7.5 million (2,222,222 or 3,333,333 shares depending on whether it is $5 million or $7.5 million); a second warrant for 25% of the shares purchased originally (2,222,222) plus 25% of the shares purchased under the put/call warrant at 120% of the original purchase price per share, or $2.70 per share; and a third warrant for 25% of the shares purchased originally plus the shares purchased under the put/call warrant is available at 140% of the original price, or $3.15 per share.

    --  With the closing of this investment transaction, Tak
        Investments now owns approximately 20% of the fully diluted shares and 37% of the current outstanding common shares since most of the preferred shares have not yet converted into common shares.

    -- The Company has, simultaneously with the closing of the financing, entered into a Remote Resourcing Agreement with Healthcare BPO Partners, LP, a company with operations in Jaipur, India, owned by Mr. Tak. The Remote Resourcing Agreement has a 5-year term. The agreement provides the basis for Healthaxis to extend its managed operations into India, completing the company's overall strategy of having a "best shore" operational capability for servicing its customers with best quality service at lowest cost. The Indian operations are dedicated exclusively for Healthaxis's use and are managed by the company. The new operating center expands the company's existing operations beyond Texas, Utah and Jamaica, and should be fully operational by the end of the second quarter of this year.

    -- Healthcare BPO Partners will provide the personnel, the facilities, the data communications, and the infrastructure the Company needs on a segregated basis. Healthaxis will manage the process and the people providing services in India in accord with the same management policies and procedures the company uses at its other facilities. This arrangement differentiates Healthaxis from much of its competition, which "contracts" with offshore third-party resources managed outside of their management oversight and control. These operations in India will be in full compliance with HIPAA requirements. The Company will retain control over, and ownership of, its intellectual property and all intellectual property developed through its offshore operations.

    -- Under the terms of the transaction agreements, Tak Investments is entitled to designate two individuals for election to the Company's Board of Directors. The Company understands that Tak Investments expects to make this designation in the near future.

    Review and Outlook

    Commenting on first quarter results, James W. McLane, the company's Chairman and Chief Executive, said: "The first quarter operating results, ahead of plan and ahead of previous comparable quarters, were encouraging in terms of a continued growth of lives on our systems, the start-up of new customers, the beginning of relationships with other customers and partners, emerging new business opportunities with existing customers, product development and a continued lowering of our break-even point. We expect our break-even point to continue to fall during the course of 2005. And, the use of cash in the quarter reflected several expected one-time events. We expect cash usage to decline considerably in the remaining quarters of the year."
    Continuing with respect to the closing of the equity financing transaction with Tak Investments, McLane said: "Clearly the capital provided to the company by Tak Investments removes any remaining issues related to the financial stability of the company and provides a firm foundation for both organic and strategic growth. We are extremely pleased that Tak Investments recognizes the depth and breadth of Healthaxis's rich technical functionality and commitment to helping its customers improve their productivity and service capabilities at lower claims processing and payment costs. Tak Investments shares our strategic vision and supports our plans for growth."
    Concluding, McLane went on to say: "We will continue to be very focused as a company on the execution of six very specific strategies. We are making progress on each:

    -- To grow our business with our existing customers through the delivery of quality results; by providing assistance with their contracting of new employee groups; and by continually developing new product and service offerings which address the areas of most concern to them in their markets;

    -- To add several new customers by continuing to strengthen our sales force and our distribution channels and by continuing to modularize the deep functionality residing within our claims and admin systems;

    -- To broaden our capabilities by augmenting our on-shore and near-shore capabilities with lower cost off-shore capabilities that offer measured quality delivery results;

    -- To grow strategically to gain scale and enhance profitability through the acquisition of, or merger with, companies which provide complementary solutions and services;

    --  To strengthen our capital structure and achieve profitability;
        and

    -- To solidify Healthaxis as a company of choice for its employees through our value system, incentive programs and environment of challenge, growth, opportunity, accountability and team-play."

    About Healthaxis Inc.

    Healthaxis (NASDAQ: HAXS) is a leading technology enhanced provider of fully integrated business process outsourcing and claims and administration solutions and services for health benefit administrators and health insurance claims processors. For information on Healthaxis products and services, call (800) 519-0679 or visit www.healthaxis.com. For investor information, call (972) 458-8000.

    * The financial results reported in this release contain both measures of GAAP and Non-GAAP financial information, as defined in Regulation G adopted by the Securities and Exchange Commission. Accordingly, all such non-GAAP financial measures that are presented are also set forth on the tables attached to this press release and are both compared to, and reconciled with, the most directly comparable financial measure calculated and presented in accordance with GAAP. Management believes that these non-GAAP financial measures are useful in monitoring basic cash flow generated and used in the company's core operating activities, and in monitoring the effects of changes made by management in the Company's operations across different time periods. These non-GAAP factors alone are insufficient to measure all of the company's operating characteristics and should be used in conjunction with GAAP measures to evaluate total operating performance.

    Forward-looking statements:

    Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Business-Risk Factors" in our most recently filed Form 10-K and under the caption "Factors Affecting Current Common Shareholders" of our proxy statement dated March 30, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                   Healthaxis Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
      (In thousands, except share and per share data) (Unaudited)

                                                   Three Months Ended
                                                       March 31,
                                                   2005       2004
                                                 ---------- ----------

Revenues                                            $4,126     $4,249
Expenses:
   Cost of revenues                                  4,096      4,353
   Sales and marketing                                 213        293
   General and administrative                          644        968
   Amortization of intangibles                          84        276
                                                 ---------- ----------
Total operating expenses                             5,037      5,890
                                                 ---------- ----------
Operating loss                                        (911)    (1,641)
Interest and other income (expense), net               (47)       (37)
                                                 ---------- ----------
Net loss                                              (958)    (1,678)
Preferred stock dividend                                 -       (110)
                                                 ---------- ----------
Net loss attributable to common shareholders         $(958)   $(1,788)
                                                 ========== ==========

Net loss per share of common stock (basic and
 diluted)                                           $(0.26)    $(0.65)
                                                 ========== ==========

Weighted average common shares used in computing
  loss per share
     Basic and diluted                           3,697,649  2,767,830




GAAP / Non-GAAP Comparison and Reconciliation      Three Months Ended
                                                       March 31,
                                                   2005       2004
                                                 ---------- ----------

Revenues                                            $4,126     $4,249
Cash expenses:
   Cost of revenues                                  3,720      3,941
   Sales and marketing                                 210        287
   General and administrative                          642        952
   Research and development                              -          -
                                                 ---------- ----------
Cash operating expenses                              4,572      5,180
                                                 ---------- ----------
Non-cash operating expenses:
   Operating depreciation & amortization               381        421
   Stock based compensation                              -          9
   Change in bad debt reserve                            -          4
   Amortization of acquisition intangibles              84        276
                                                 ---------- ----------
Total GAAP operating expenses                        5,037      5,890
                                                 ---------- ----------

EBITDA (Revenues less cash operating expenses)        (446)      (931)
                                                 ---------- ----------

Operating loss (EBITDA less non-cash operating
 expenses)                                            (911)    (1,641)
Interest and other income (expense), net               (47)       (37)
                                                 ---------- ----------
Net loss                                             $(958)   $(1,678)
                                                 ========== ==========




                   Healthaxis Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
      (In thousands, except share and per share data) (Unaudited)

                                                 March 31,   Dec. 31,
                                                   2005       2004
                                                 ---------- ----------

Assets
   Cash and cash equivalents                        $2,569     $3,930
   Accounts receivable, net                          2,543      2,368
   Other current assets                                918        635
                                                 ---------- ----------
   Current assets                                    6,030      6,933
   Property, equipment and software, net             1,139      1,127
   Goodwill                                         11,276     11,276
   Other assets                                      1,034      1,345
                                                 ---------- ----------
   Total assets                                    $19,479    $20,681
                                                 ========== ==========


Liabilities and stockholders' equity
   Current liabilities                              $3,548     $3,607
   Long-term debt                                    1,874      2,041
   Other long-term liabilities                       2,193      2,211
   Stockholders' equity                             11,864     12,822
                                                 ---------- ----------
   Total liabilities and stockholders' equity      $19,479    $20,681
                                                 ========== ==========


    CONTACT: Halliburton Investor Relations
             Matt Kreps, 972-458-8000
             mkreps@halliburtonir.com